Exhibit 99.2

IntriCon Announces Completion of Public Offering of Common Stock and

Exercise in Full of Underwriters’ Option to Purchase Additional Shares

ARDEN HILLS, Minn. — August 20, 2018 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn devices, today announced the completion of its previously announced underwritten public offering of 1,725,000 shares of its common stock, including 225,000 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares. All shares in the offering were sold by IntriCon at a price to the public of $55.00 per share. Net proceeds from the offering, including pursuant to the option exercise, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $88.9 million.

IntriCon intends to use these net proceeds to repay debt, to fund capital expenditures, to repurchase and retire 500,000 shares of its common stock from certain of its directors and officers at a price equal to the net proceeds per share that IntriCon received from the offering, before expenses, and for working capital and other general corporate purposes.

Stifel acted as sole book-running manager of the offering. B. Riley FBR and Dougherty & Company LLC acted as co-managers of the offering.

The shares were issued pursuant to a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A final prospectus supplement relating to this offering has been filed with the SEC. Copies of the final prospectus supplement and the accompanying base prospectus may be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com. Electronic copies of the final prospectus supplement and accompanying base prospectus are also available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares described herein or any other securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. The offering may be made only by means of a prospectus supplement and the accompanying base prospectus.

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn devices. These advanced products help medical, healthcare and professional communications companies meet the rising demand for smaller, more intelligent and better-connected devices. IntriCon has facilities in the United States, Asia, the United Kingdom and Europe. The company’s common stock trades under the symbol “IIN” on the Nasdaq Global Market. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology, including IntriCon’s anticipated use of proceeds from the offering, are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, including the risks and uncertainties associated with IntriCon’s actual offering expenses, as well as risks and uncertainties inherent in IntriCon’s business, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2017, and in the final prospectus supplement related to the public offering, each available on the SEC’s web site at www.sec.gov.The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contact:

Scott Longval, CFO

651-604-9526

slongval@intricon.com

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